Exhibit 99.1

Microbot Medical Secures Third Patent for the LIBERTY® Robotic System in the United States; Success of Protecting Novel Intellectual Property Complements Recent Design Freeze Achievement

HINGHAM, Mass., December 23, 2021 –Microbot Medical Inc. (Nasdaq: MBOT), announced that the United States Patent and Trademark Office (USPTO) has issued a Notice of Allowance for a third patent application covering the Company’s LIBERTY® Robotic System. The Company has secured all three U.S. patents during 2021. Globally, the Company now has 47 patents issued/allowed and 26 pending patent applications and is continuously submitting applications to protect its Intellectual Property

“2021 has been an extremely successful year for our LIBERTY Robotic System – key patents and development progress leading to the recently announced design freeze – so we remain bullish on our future prospects and maintaining the positive momentum,” commented Harel Gadot, CEO, President and Chairman. “The IP and R&D teams are accomplishing meaningful milestones, which gives me greater confidence we will continue to perform at a high level and execute the clinical and operating objectives we have planned throughout 2022.”

The allowed claims provide protection for embodiments of LIBERTY as a compact robotic device for driving movement of two or more elongate surgical tools, the device having motors and tool actuation assemblies encased within the same device housing.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements pertaining to the registered direct offering, timing, the amount and anticipated use of proceeds and statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions and the satisfaction of customary closing conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY and SCS, the outcome of its studies to evaluate LIBERTY, SCS and other existing and future technologies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and protection and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754